Exhibit 99.14

           (Text of graph posted to Ashland Inc.'s website concerning
                      APAC asphalt mix production in tons)

                          APAC Asphalt Mix Production

                                   1999        2000        2001         2002        2003         2004
                                  -----       -----       -----        -----       -----        -----
              January               852       1,322         566        1,022         945          974
              February              997       1,685       1,724        1,688       1,291        1,241
              March               1,250       2,179       1,785        1,927       1,838        2,215
              April               2,034       3,217       3,003        3,201       2,761        2,848
              May                 2,853       3,253       4,795        4,381       3,866        4,059
              June                2,334       3,278       3,349        3,792       3,201        2,970
              July                2,504       3,936       3,651        3,370       3,387        3,178
              August              3,603       3,885       4,837        4,702       4,632        4,388
              September           2,644       3,453       4,500        3,365       3,515
              October             3,677       4,538       4,728        3,418       4,335
              November            3,026       2,150       2,779        2,359       2,541
              December            2,097       1,821       1,763        1,308       1,548